Exhibit 10.2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPERATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

February 1, 2011

MarkWest Energy Appalachia, L.L.C.
1515 Arapahoe Street
Tower 1, Suite 1600

Denver, CO 808202
Attention:

Re:           Purchase and Sale Agreement (the “PSA”), dated as of January 3, 2011, by and between EQT Gathering, LLC, as Seller, and MarkWest Energy Appalachia, L.L.C., as Buyer

Ladies and Gentlemen:

This letter (this “Letter Agreement”) memorializes our agreement with respect to the matters discussed below.  Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the PSA.

In accordance with Section 10.1 of the PSA, the Parties hereby agree that this Letter Agreement shall amend the PSA as follows:

1.             Effective Time.  Section 11.1(s) of the PSA is amended to replace the reference to “12:00 A.M.” with a reference to “10:00 A.M.” in its entirety.

2.             Exhibits to PSA.

a.             Exhibit A-2 to the PSA is amended and restated in its entirety in the form attached hereto as Schedule 2(a) to add certain pieces of equipment.

b.             Exhibit A-3 to the PSA is amended and restated in its entirety in the form attached hereto as Schedule 2(b) to add certain fee tracts and rights-of-way and otherwise correct data related to certain rights-of-way, access roads and valve sites.

c.             Exhibit A-4 to the PSA is amended to add one railroad permit as identified on Schedule 2(c).

d.             Exhibit A-5 to the PSA is amended and restated in its entirety in the form attached hereto as Schedule 2(d) to remove certain Assigned Purchase Orders that have been fully performed by Seller (or one of its Affiliates) prior to the date hereof.

e.             Exhibit A-6 to the PSA is amended and restated in its entirety in the form attached hereto as Schedule 2(e) to correct the call sign for the Radio License referenced therein.

3.             EQT Processing Facilities Agreement.

a.             In the event that the ** Real Property Consent(s) described in Section 2.3(b) of the Disclosure Schedules to the PSA are not obtained prior to Closing, Seller will provide MarkWest Ranger Pipeline Company, L.L.C. (“MarkWest Ranger”), to the commercially reasonable extent possible, with the rights, benefits and burdens of the portion of the Ranger NGL Pipeline that is not conveyed to MarkWest Ranger at the Closing as a consequence of failing to obtain such consent(s). The Parties agree that this provision constitutes an “EQT Processing Facilities Agreement” with respect to such portion of the Ranger NGL Pipeline as contemplated by Section 1.8(c) of the PSA.

b.             When the ** Real Property Consent(s) are obtained, Seller shall convey the applicable portions of the Ranger NGL Pipeline pursuant to the terms of the PSA.

4.             Estimated Closing Adjustment.  Buyer and Seller acknowledge and have agreed upon the Closing Adjustment attached as Schedule 4 and prepared in accordance with Section 1.3(b) of the PSA, setting forth the Estimated Purchase Price for the Assets to be purchased, the amount of each adjustment to the Purchase Price and the calculation of each such adjustment used to determine each such amount.

5.             Langley Inventory.  Notwithstanding anything to the contrary in the PSA, within 30 days following the Closing Date, Buyer and Seller will use commercially reasonable efforts to perform an inventory of the equipment located at the Processing Facilities and identify those pieces of equipment as primarily related to the Assets or the Excluded Assets.  Upon completion of such inventory, as mutually agreed, Seller will retain such equipment that is related to the Excluded Assets and/or convey to Buyer at no additional cost to Buyer the equipment that is related to the Assets on the same terms and conditions as set forth in that certain Assignment, Bill of Sale and Assumption Agreement, by and between Seller and Buyer, dated as of February 1, 2011.

6.             Transition Services.  Pursuant to Section 6.12 of the PSA, Buyer requests that following the Closing, Seller assist with certain transition services related to the Ranger Truck Terminal and the Ranger NGL Pipeline.  Specifically, Buyer requests that immediately following the Closing, Seller will continue to perform the monitoring and remote pump/valve operations of both the Ranger Truck Terminal and the Ranger NGL Pipeline (the “Transition Services”) to the same extent as such activities were performed by Seller or its Affiliates prior to the Closing.  Seller agrees that it will direct any field call-outs to personnel appointed by the Buyer.  Buyer and Seller agree that Seller will provide the Transition Services until such time as Buyer provides written notification to Seller that it is prepared to assume the Transition Services and Buyer and Seller shall mutually agree on a date to transfer performance of the Transition Services, provided, however, in no event shall the performance of the Transition Services by Seller last for more than 120 days.

7.             All references to the PSA shall be considered references to the PSA as modified by this Letter Agreement.  This Letter Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  The PSA, as amended herein, and the documents to be executed thereunder

2

and the Exhibits and Schedules attached thereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.  In the event of a conflict between the terms of this Letter Agreement and the terms of the PSA, the terms of this Letter Agreement shall control.

This Letter Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction.

This Letter Agreement may be amended or modified only by an agreement in writing signed by Seller and Buyer and expressly identified as an amendment or modification.  Except as amended by this Letter Agreement, the PSA remains in full force and effect in accordance with its terms.

[The remainder of the page intentionally left blank.]

3

Please confirm your agreement with the terms and conditions of this Letter Agreement by executing a copy in the space specified below.

Very truly yours,

EQT GATHERING, LLC

		By:	/s/ M. Elise Hyland
		Name:	M. Elise Hyland
		Title:	Chief Commercial Officer

MARKWEST ENERGY APPALACHIA, L.L.C.

By:	/s/ Frank M. Semple
Name:	Frank M. Semple
Title:	President and Chief Executive Officer

cc:           MarkWest Energy Appalachia, L.L.C.

1515 Arapahoe Street

Tower 1, Suite 1600

Denver, CO 80202

Attention:  General Counsel

Facsimile: (303) 925-9308

Hogan Lovells US LLP

One Tabor Center

1200 Seventeenth St., Ste. 1500

Denver, CO 80202

Facsimile: (303) 899-7333

Attention: George Hagerty

EQT Gathering, LLC

EQT Plaza

625 Liberty Avenue, Suite 1700

Telephone: (412) 553-5700

Facsimile: (412) 553-7781

Attention:  General Counsel

Baker Botts LLP

One Shell Plaza

910 Louisiana Street

Houston, TX  77002

Facsimile: (713) 229-7778

Attention:  Hugh Tucker

Schedule 2(a)

Personal Property

**

[5 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

Schedule 2(b)

Real Property Interests

**

[73 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

Schedule 2(c)

Permits

Road and Railroad Permits:

**

Schedule 2(d)

Assigned Contracts

[see attached]

**

[3 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

Schedule 2(e)

Radio Licenses

**

Schedule 4

Estimated Closing Adjustment

This Estimated Closing Adjustment is delivered by EQT Gathering, LLC pursuant to Section 1.3(b) of the Purchase and Sale Agreement, dated as of January 3, 2011, by and between EQT Gathering, LLC and MarkWest Energy Appalachia, L.L.C. (the “PSA”).  Capitalized terms used but not defined herein have the meanings set forth in the PSA.

**